                                                                     EXHIBIT 4.3

If the registered owner of this Note is The Depository Trust Company or a nominee thereof, this Note is a Global Security and the following legends are applicable. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                           BANK OF AMERICA CORPORATION
                                SENIOR INTERNOTE


REGISTERED
NUMBER  ____________                                     CUSIP _________________

PRINCIPAL AMOUNT:

$_________________


ISSUE DATE:                    INTEREST RATE:            MATURITY DATE:

__________________                _______%               _________________


ISSUE PRICE (expressed as a percentage   INTEREST PAYMENT FREQUENCY (check applicable):
aggregate principal amount):
                                         [  ] Monthly               [  ] Quarterly
____________%                            [  ] Semi-annual           [  ] Annual


REDEMPTION RIGHT: [ ] Yes (If yes, the Corporation has the right to redeem this Note on any Interest Payment Date after __________________)

REPAYMENT RIGHT: [ ] Yes (If yes, the holder of this Note has the right to the repayment of this Note on any Interest Payment Date after __________________)

SURVIVOR'S OPTION: [ ] Yes (If yes, the attached Survivor's Option Rider is incorporated into this Note)

MINIMUM DENOMINATIONS: $_________________________________________ (if other than
$1,000)

         Bank of America Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount on the Maturity Date, and to pay interest, until the Principal Amount is paid, thereon from and including the Issue Date or, in the case of a Note issued upon registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for as follows: the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month (or the next Business Day), commencing in the calendar month that next succeeds the month of the Issue Date; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month (or the next Business Day), commencing in the third succeeding calendar month following the month of the Issue Date; in the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month (or the next Business Day), commencing in the sixth succeeding calendar month following the month of the Issue Date; and in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or the next Business Day), commencing in the twelfth succeeding calendar month following the month of the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Interest payments will be in the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date specified above, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day, principal or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no additional interest shall accrue for the period from and after such Maturity Date or Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the first day of the calendar month in which the Interest Payment Date occurs, whether or not such date shall be a Business Day; provided, however, that the Regular Record Date for the final Interest Payment Date is the Maturity Date. Any such interest not so punctually paid or duly provided for shall be payable as provided in the Indenture. As used herein, the term "Business Day" means any weekday that is (1) not a legal holiday in New York, New York or Charlotte, North Carolina and (2) not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

         The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Indenture; provided, however, that interest may be paid, at the option of the

Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes.

         REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee or by an Authenticating Agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Corporation has caused this Instrument to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.


                                              BANK OF AMERICA CORPORATION


                                              By:
                                                 -------------------------------

                                                 -------------------------------

[SEAL]

ATTEST:

By:______________________
___________ Secretary

                          CERTIFICATE OF AUTHENTICATION


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:_____________


                                            THE BANK OF NEW YORK,
                                            as Trustee

                                            By:__________________________
                                                 Authorized Signatory

                                [Reverse of Note]

                           BANK OF AMERICA CORPORATION
                                SENIOR INTERNOTE

         This Note is one of a duly authorized series of unsecured notes of the Corporation designated as "Bank of America Corporation Senior InterNotes", initially limited to $3,000,000,000 in principal amount (the "Notes") issued and to be issued under a Restated Indenture dated as of January 1, 2001 (the "Indenture"), between the Corporation and The Bank of New York (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Bank of New York also serves as Note Registrar and as Paying Agent in connection with the Notes. The amount of the series of Notes may be increased at any time. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

         This Note is not subject to any sinking fund.

         IF NO REPAYMENT RIGHT IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. If a Repayment Right is granted on the face of this Note, this Note may be subject to repayment at the option of the holder on the Interest Payment Date, indicated on the face hereof. On any Repayment Date this Note shall be repayable in whole or in part in increments of $1,000 at the option of the holder hereof at a Repayment Price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee/Paying Agent at the Corporate Trust Office, or such other address of which the Corporation shall from time to time notify the holders of the Notes, not more than 60 nor less than 30 days prior to an Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

         IF NO REDEMPTION RIGHT IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE CORPORATION PRIOR TO THE STATED MATURITY DATE. If a Redemption Right is granted on the face of this Note, this Note may be redeemed at the option of the Corporation on any Interest Payment Date on and after the date, if any, specified on the face hereof (the "Redemption Date"). On and after the Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 at the option of the Corporation, together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the proposed Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.

         The provisions of Section 12.05 of the Indenture do not apply to Securities of this Series.

         If an Event of Default (defined in the Indenture as (i) the Corporation's failure to pay principal of (or premium, if any, on) the Notes when due, or to pay interest on the Notes within 30 days after the same becomes due, (ii) the Corporation's breach of its other covenants contained in this Note or in the Indenture, which breach is not cured within 90 days after written notice by the Trustee or by the holders of at least 25% in outstanding principal amount of all Notes issued under the Indenture and affected thereby, and (iii) certain events involving the bankruptcy, insolvency or liquidation of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of Notes then outstanding under the Indenture and affected thereby, on behalf of the holders of all Notes then outstanding under the Indenture, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Note Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         This Note is issuable only as a registered Note without coupons in denominations of $1,000 and any integral multiple in excess thereof unless otherwise specifically agreed between the parties and provided on the face of this Note.

         No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, the Paying Agent and any agent of the Corporation, the Trustee or the Paying Agent may treat the entity in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         If the Notes are to be issued and outstanding pursuant to a book-entry-only system, the following paragraph is applicable: The Notes are being issued by means of a book-entry-only system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered owner of the Notes, as the owner of the Notes for all purposes, including payment of principal and interest, notices and voting. Transfer of principal and interest to participants of DTC will be the responsibility of DTC, and transfer of principal and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of the within Note shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM-- as tenants in common
                  TEN ENT-- as tenants by the entireties

                  JT TEN-- as joint tenants with right of survivorship and not as tenants in common
                UNIF TRANS MIN ACT--          Custodian
                                     --------           --------
                                      (Cust)            (Minor)
                      Under Uniform Transfers to Minors Act

                      -------------------------------------
                                     (State)

         Additional abbreviations may also be used though not in the above list.


                       ----------------------------------
                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________.

                   [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                        INCLUDING ZIP CODE, OF ASSIGNEE]

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

Please Insert Social Security or Other
         Identifying Number of Assignee: ________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated: ______________________          _________________________________________

                                       _________________________________________



                                       _________________________________________
                                             (Signature Guaranteed)

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Corporation to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at _________________________________ (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee (or the Paying Agent on behalf of the Trustee) must receive at __________________, or at such other place or places of which the Corporation shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $__________ or an integral multiple of $1,000 in excess of $__________) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$_______________________            ____________________________________________
DATE: __________________            NOTICE: The signature on this
                                    Option to Elect Repayment must
                                    correspond with the name as written
                                    upon the face of this Note in every
                                    particular, without alteration or
                                    enlargement or any change
                                    whatever.

                             SURVIVOR'S OPTION RIDER

         If the Survivor's Option is applicable to this Note, the representative of a deceased beneficial owner of the Note or a beneficial interest in the Note shall have the option to elect repayment of such Note or interest following the death of the owner (a "Survivor's Option"). Unless specifically provided on the face of this Note, no Survivor's Option may be exercised if the deceased owner of the Note or a beneficial interest in the Note has held such Note or interest for less than six months prior to that owner's death.

         Pursuant to exercise of the Survivor's Option, the Corporation shall repay any Note (or portion thereof) properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of a Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100 % of the principal amount of the beneficial interest of the deceased owner in such Note plus accrued interest to the date of such repayment, subject to the following limitations:

                  (a) The Corporation may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any calendar year (the "Annual Put Limitation") to 1% of the Outstanding principal amount of the Notes as of the end of the most recent fiscal year, but not less than $1,000,000 in any such calendar year, or such greater amount as the Corporation in its sole discretion may determine for any calendar year, and may limit to $200,000, or such greater amount as the Corporation in its sole discretion may determine for any calendar year, the aggregate principal amount of Notes (or portions thereof) as to which exercise of the Survivor's Option will be accepted with respect to any individual deceased owner or beneficial interests in such Notes (the "Individual Put Limitation").

                  (b) The Corporation shall not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the principal amount of such Note remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Notes).

                  (c) Any Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor's Option may not be withdrawn.

Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor's Option shall be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been accepted pursuant to exercise of the Survivor's Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Notes (or portions thereof) were tendered. Normally, any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor's Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered holder thereof at its last known address as indicated in the Note Register, that states the reason such Note (or portion thereof) has not been accepted for payment.

         In order for a Survivor's Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative of the deceased owner (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a Note (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the owner of a beneficial interest in such Note at the time of death and for at least six months prior to such Owner's death, (B) the death of such beneficial owner has occurred and (C) the Representative has authority to act on behalf of the deceased beneficial owner,
(iv) if applicable, a properly executed assignment or endorsement, and (v) if the beneficial interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in such Note, and
(vi) tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of ownership of the Notes and the Claimants entitled to payment. Subject to the Corporation's right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

         The death of a person owning a Note in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning a Note by tenancy in common shall be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common; except that in the event a Note is held by husband and wife as tenants in common, the death of either shall be deemed the death of the holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note, shall be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the Note during his or her lifetime.

         For Notes represented by a Global Note, the Depository or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the survivor's option for such Note. To obtain repayment pursuant to exercise of the Survivor's Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased owner (i) the documents described in clauses (i), (iii) and (vi) of the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depository of such Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.